Investor Presentation March 2019

Forward-Looking Statements and Use of Non-GAAP Measures Certain statements contained in this presentation may qualify as “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact should be considered forward-looking statements made in good faith and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “expect”, “estimate”, “forecast”, “goal”, “intend”, “objective”, “plan”, “project”, “seek”, “strategy”, “target”, “will” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These risks and uncertainties include, but are not limited to, the following: general economic conditions on an international, national, state and local level; weather conditions in our marketing areas; changes in commodity costs; changes in the availability of natural gas; “non-routine” or “extraordinary” disruptions in our distribution system; regulatory, legislative and court decisions; competition; the availability and cost of capital; costs and effects of legal proceedings and environmental liabilities; the failure of customers or suppliers to fulfill their contractual obligations; and changes in business strategies. These cautionary statements should not be construed by you to be exhaustive. While SJI believes these forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience. Further, SJI undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future events or otherwise. This presentation includes certain non-GAAP financial measures, which the Company believes are useful in evaluating its performance. You should not consider the presentation of this additional information in isolation or as a substitute for results prepared in accordance with GAAP. The Company has provided reconciliations of comparable GAAP to non-GAAP measures in tables found later in this presentation. Investor Contact: Investor Contact: Daniel Fidell Eric Jacobson 609-561-9000 x7027 609-561-9000 x4363 dfidell@sjindustries.com ejacobson@sjindustries.com 2

Vision To Drive Shareholder Value ▪ Our vision is to drive shareholder value through investment in expanding and modernizing our utility infrastructure and through regulatory innovation that provides safety, reliability, value and certainty to our customers. ▪ Knowing the criticality of reliable, cost effective supply to our region, we also seek to invest in long-term contracted energy infrastructure that will make the mid-Atlantic region more affordable for families and competitive for businesses. ▪ Finally, we look to leverage our deep industry expertise and relationships, to provide essential services to utilities, power generators and industrial customers through our wholesale marketing, fuel management and consulting services. 3

Business Transformation ➢ In 2015, Began Planned Shift in Operating Strategy Toward More Regulated Business Mix ➢ Goal to Increase Quality of Earnings by Increasing Investment in Utility and FERC- Regulated Assets That Provide Highly- Visible Cash Flows and Earnings ➢ Reduce Earnings Volatility and Optimize Value of Non-Core, Non-Regulated Businesses 4

We Have Executed Strategic Priorities

Grow Economic Earnings

- NJ Rate Case Settled (2017)
- Above-Average Customer Growth Driven by Gas Conversions and New Construction
- AIRP Infrastructure Replacement Program Extended (2016)
- SHARP Infrastructure Replacement Program Extended (2018)
- Liquefaction Facility Operational
- CNG Stations Built

Improve Quality of Earnings

- Fuel Management Contracts Operational (2015-2018)
- Ceased Solar Investment (2016/2017)
- Reduced On-Site Energy Business Portfolio (2016)
- Solar Assets Sold (2018)
- Retail Gas Marketing Assets Sold (2018)
- Ongoing Review Of Non-Core, Non-Reg Businesses

Strengthen Balance Sheet

- Secondary Equity Offerings (2016, 2018)
- Settled Equity Forward Agreement (2019)
- Deployment of Solar Sale Proceeds (2018/2019)
- Deployment of Retail Gas Marketing Sale Proceeds (2018/2019)
- Deployment of Proceeds from Remaining Non-Core Businesses (2019+)

Low Risk Profile

- Established Midstream Segment with PennEast Pipeline Project (2015)
- Expanded Fuel Management Activities (2015-2018)
- Elizabethtown and Elkton Acquisitions (2017)
- LNG Redundancy Project (Pending)
- Other Midstream Opportunities

SJI

5

Organizational Structure Today Regulated Non-Regulated SJI Utilities SJI Midstream South Jersey Energy Solutions South Jersey Elizabethtown Elkton Pipelines/ Energy Energy Gas Gas Gas Storage Group Services • PennEast (Proposed) • Wholesale Gas • Energy Production Marketing (CHP, Landfill) • Retail Electric • Account Services Marketing • Fuel Supply Management 6

More Regulated and Stable Earnings Mix SJI 2017A Earnings Mix 78% Regulated / 22% Non-Regulated By 2022, SJI Earnings Mix 82% Regulated / 18% Non-Regulated By 2028, SJI Earnings Mix 86% Regulated / 14% Non-Regulated 7

Corporate Strategy 8

Business Transformation | Next Steps ➢ Acquisition Integration ▪ Integration of ETG/Elkton and Adoption of Best Practices ➢ Business Transformation Initiative ▪ Leveraging Talent and Technology to Improve Business Processes and Results ➢ Non-Core Businesses ▪ Complete Review of Remaining Non- Core, Non-Regulated Assets ➢ Regulatory Initiatives ▪ ETG Replacement Program ▪ Base Rate Case Filings for ETG and SJG required by 2020 9

NYNY Business Transformation | Acquisition Integration ➢ Rationale For Transaction • Improves SJI’s Business Risk Profile • Leverages Strong, Existing Regulatory Relationships in NJ SouthPAPA Jersey Gas Elizabethtown Gas • Long-Term Enhanced Utility Investment Elkton Gas Opportunity • Growth and Earnings Accretion NJNJ ➢ Integration Next Steps • TSA Exit is Top Priority • Standing Up IT Platforms • Implementation of "Best Practices" MDMD • Harmonization of Policies and Practices DEDE 980388_1.wor - NY008P5T 10 VAVA

Business Transformation | Asset Sales ➢ As part of our business transformation plan, we are seeking to optimize the value of our non-core, non-regulated businesses ➢ These businesses include our investment/ownership in solar, retail gas and electric commodity marketing operations, combined heat-and-power assets and landfill gas-to-electric assets ✓ Solar Sale • In June 2018, we entered into an agreement to sell our portfolio of solar energy projects to an entity managed by Goldman Sachs Asset Management (GSAM) for approximately $350M in cash • The projects, located at 143 sites across New Jersey, Maryland, Massachusetts and Vermont, provide power to schools, hospitals, and commercial and industrial facilities ✓ Retail Gas Marketing Sale • In November 2018, we completed the sale of all retail gas marketing assets to a subsidiary of UGI Corporation (UGI) for $15 million in cash • SJI previously operated as a licensed, deregulated natural gas provider to 2,500+ customers primarily in NJ, PA and OH 11

Regulatory Initiatives | 2019/2020

Company	Filing Type	Objective	Filing/Submitted Date	Expected Outcome Date
Elizabethtown Gas	Infrastructure Replacement	Safety and Modernization	Filed October 2018	Q2/Q3 2019
Elizabethtown Gas	Base Rate Case	System Reliability and Growth	Early Q2 2019	Q4 2019/Q1 2020
South Jersey Gas	Annual Recovery of Infrastructure Programs	Safety and Modernization	Q2 2019	Q4 2019
South Jersey Gas	Infrastructure to Serve Planned LNG Storage Facility	Supply and System Redundancy	Late 2019	Q2 2020
South Jersey Gas	Base Rate Case	System Reliability and Growth	Early 2020	Q4 2020
South Jersey Gas / Elizabethtown Gas	Annual Recovery of Infrastructure Programs	Safety and Modernization	Q2 2020	Q4 2020

- **Elizabethtown Gas**
  - Pursuant to the Acquisition order, ETG is required to file next base rate case no later than June 2020
  - Estimated to include approximately $300M incremental plant additions since the last base rate case approval, including significant infrastructure investments since its last rate case in 2017

- **South Jersey Gas**
  - Pursuant to the AIRP II Extension Order, SJG is required to file next base rate case no later than November 2020
  - Estimated to include approximately $340M incremental plant additions since the last base rate case approval, excluding AIRP II & SHARP II

SJI

12

Regulatory Initiatives | Infrastructure Upgrades ➢ Need for Upgrades • 100+ year old pipe, (old technology) • Outdated low pressure system limits ability to use new technology appliances, e.g. high efficiencies, emergency generators are becoming a “normal” appliance • Aging gas infrastructure replacement is consistent with other infrastructure system renewals, e.g. electric, water, sewer, and other public works projects • Installation of excess flow valve or shut off valve outside of building ➢ Benefits to Ratepayers • Improved system safety and service reliability • Reduced disruption to roadway systems, traffic delays, etc. • ~200 fewer district regulator stations, reducing system maintenance • Increased consumer appliance choice and use of higher efficiency appliances • Convenience and safety enhancements of outside meters ➢ Community Benefits • Job growth and stimulation of the economy • Less disruption from maintenance activities • Reduced greenhouse gas emissions 13

Regulatory Initiatives | Proposed ETG Program

- **Infrastructure Investment Program (IIP)**
  - Consistent with acquisition approval, SJI was required to develop a plan, in concert with NJBPU Staff, to address remaining aging infrastructure at ETG
  - On October 29, 2018 ETG filed a $518M, five-year infrastructure replacement program proposal with the NJBPU
  - IIP design includes request for timely recovery of investment on a semi-annual basis through a separate rider recovery mechanism
- **Program Details**
  - Retirement of 364 miles of vintage main including cast-iron, unprotected and bare steel, ductile iron, copper and vintage plastic
  - Installation of 309 miles of polyethylene plastic main
  - 41K new services
  - 38K excess flow valves
  - Movement of 44K inside meters to outside with house regulators
  - Conversion of five remaining master-metered apartment complexes to individually-metered units. New main, service lines and ~1,300 individual meters would be installed
- ***A final decision from the NJBPU is anticipated in 2019***

Elizabethtown Gas (ETG)
Projected Pipeline Replacement



Pipe Miles
500
400
300
200
100
0
428
366
304
240
175
64
62
62
64
65
2018E
2019E
2020E
2021E
2022E
Vintage Pipe Replaced
Vintage Pipe Remaining

ELIZABETHTOWN GAS (ETG)
REPLACEMENT MILES BY PIPE MATERIAL



Iron, 9
Bare Steel, 15
Low Pressure, 96
Copper, 1
Cast Iron, 372

SJI

14

Regulatory Initiatives | Important Redundancy Solutions ➢ In response to BPU call for utilities to evaluate preparedness for supply interruptions, we are evaluating potential redundancy solutions ➢ Important to ensure service is not interrupted to customers in the event of a significant outage, either behind our city gate, or on one of the two interstate pipelines that serve the SJG system ➢ Potential Short-Duration Solution – LNG Project ▪ Evaluating LNG Facility in southern NJ ▪ Capacity: ~1.5–2.0 Bcf ▪ Cost: ~$150-$175M ▪ Potential In-Service: 2021-2022 ➢ Potential Long-Duration Solution – New Pipelines/ Other System Enhancements 15

Key Growth Metrics 16

Key Tenets of Growth Plan | 2018-2022 ➢ Strategic Growth Plan is Focused on Utilities and Midstream Projects ▪ Consolidated Regulated-Driven Capital Spending Plan of $2.5B+ ▪ Consolidated Rate Base Growth Projection of 10-11% annually ▪ Consolidated EPS Growth Projection of 6-8% annually ➢ Balance Sheet Strengthening a Core Focus ▪ Committed to Solid Investment Grade Credit Rating ▪ Non-Core Asset Sales Fueling Debt Reduction and Reducing Risk Profile ▪ Gradual Return to Historic Equity-to-Total Capitalization of 35-40% ➢ Returning Capital to Shareholders Remains A Top Priority ▪ Dividend Growth of ~3% annually ▪ Long-Term Targeted Payout Ratio of 55-65% ▪ Long-Term Dividend Growth Expected In Line With EPS Growth 17

Rate Base Growth | 2018-2022 Key Assumptions in 2018-2022 Plan: SJI Consolidated ▪ $2.5-$2.6B capital spending plan Projected Rate Base $5.0 ▪ No change to depreciation rates $4.5 ▪ Adjustments to capital structures $4.0 ▪ South Jersey Gas ROE: 9.6% $3.5 ▪ Elizabethtown Gas ROE: 9.6% $3.0 ▪ Supportive rate treatment $2.5 Billions Not in 2018-2022 Plan: $2.0 ▪ Elizabethtown Gas - Decoupling $1.5 ▪ NJ Customer Expansion Tariff for SJG, ETG $1.0 $0.5 Highlights of Plan: $0.0 ▪ SJG rate base expected to grow ~8-9% 2018E 2022E South Jersey Gas Elizabethtown Gas ▪ ETG rate base expected to grow ~13-14% 18

Economic EPS Growth | 2018-2022 ➢ 2018 economic earnings per share of SJI Consolidated $1.38 including impacts of acquisitions Economic EPS and divestitures $2.50 ➢ 2018 performance reflects strong results $2.00 $1.85–$1.95 from South Jersey Gas, wholesale marketing and fuel management $1.50 $1.38 $1.05–$1.15 activities, as well as the mid-year timing $1.00 of our acquisitions and financing of ETG and ELK and sale of our solar and retail $0.50 gas marketing assets $0.00 2018A 2019E 2022E ➢ 2019 economic earnings per share Note: Includes acquisition and parent-level interest not guidance of $1.05 to $1.15 per share specifically allocated to other subsidiaries ➢ SJI expects economic earnings per share to increase by an average of 6 to 8 percent annually between 2018 and 2022; however, the timing and frequency of regulatory filings will impact the growth rate in any individual year. 19

Dividend Growth | 2018-2022 Long History Of Annual Dividend Growth $1.40 $1.30 $1.15 $1.20 $1.09 $1.12 $1.01 $1.06 $0.95 $1.00 $0.89 $0.81 $0.73 $0.80 $0.66 $0.60 $0.54 $0.60 $0.49 $0.43 $0.45 $0.36 $0.365 $0.370 $0.38 $0.39 $0.41 $0.40 Dividends Share PerDividends $0.20 $0.00 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2022E Dividend Rate ➢ In November 2018, the SJI board of directors voted to increase the company's regular quarterly dividend to an annualized rate of $1.15 per share ➢ SJI has continuously paid a cash dividend since 1950 and has increased the dividend each of the last 20 years ➢ Our targeted payout is 55-65% of economic earnings; we expect to achieve the midpoint of our targeted payout ratio in the latter years of plan horizon ➢ ~3% annualized dividend growth anticipated from 2018-2022 ➢ Longer term, annual dividend growth anticipated in line with annual earnings growth 20

Balance Sheet Strengthening Activities ➢ SJI remains committed to a capital structure that supports our regulated-driven capital spending plan while maintaining a balanced equity-to-total capitalization, ample liquidity and a solid investment grade credit rating. • At Dec 31, 2018, equity-to-total capitalization was 28.9% compared with 43.7% at December 31, 2017, reflecting acquisition financing. Our growth plan embeds conversion of mandatory convertible equity units due 2021 ($287.5 million). Including conversion, our adjusted equity-to-total capitalization ratio, a non-GAAP measure, was 35.3% at December 31, 2018. • As of Dec 31, 2018, SJI had total borrowing facilities of $860M, with $277M drawn and $582M in available liquidity. ➢ Our balance sheet strengthening activities remain a core focus and continued into 2019 • In January 2019, we settled our equity forward sale agreement by physically delivering 6,779,661 shares of common stock and receiving net cash proceeds of approximately $189 million. We deployed a majority of these proceeds for debt repayment in late January. • In 2019, we have also deployed a majority of more than $300 million in cash proceeds from the sale of our solar and retail gas marketing assets for debt repayment. • We expect additional debt repayment from the sale of any additional non-core, non-regulated assets. ➢ 2019/2020 Outlook • Cash flows from ETG/ELK will have a positive impact on the funding of our growth plan • 2019/2020: Anticipated use of remaining proceeds from the sale of our solar portfolio and any other non-core asset sales for repayment of debt • 2020: Anticipated equity issuance to support utility redundancy LNG project ($125M) • 2021: Expectation for conversion of mandatory convertible equity units due 2021 ($287.5M) 21

2018 Financial Performance 22

2018 Accomplishments Elizabethtown Gas (ETG) and Elkton Gas (ELK) Acquisitions ✓ Seamless process, with financing, regulatory approval and closing in less than nine months, and full integration expected Q1’20 Execution of Regulatory Initiatives ✓ Multi-year extensions of SHARP infrastructure and energy efficiency programs for SJG; Infrastructure Investment Program (IIP) proposal for ETG filed with NJBPU in October Business Transformation/Balance Sheet Strengthening ✓ Sale of non-core solar and retail gas marketing assets, with cash proceeds deployed for debt repayment Growth from Core Non-Regulated Operations ✓ Record wholesale results driven by cold weather; three additional fuel management contracts operational New Long-Term Growth Metrics ✓ Expected long-term 8-10% rate base growth and 6-8% economic EPS growth 23

2018 Performance | 2019 Priorities ➢ Earnings Performance ✓ 2018 Economic Earnings: $1.38 per diluted share compared to $1.23 per diluted share in 2017 including acquisition/divestiture impacts ▪ Performance reflects record earnings at SJG and strong results from Energy Group ✓ 4Q’18 Economic Earnings: $0.39 per diluted share compared to $0.50 per diluted share last year ▪ Performance reflects addition of Elizabethtown Gas and Elkton Gas and improved results at Midstream and Energy Services offset by interest costs related to acquisition financing and lower results at Energy Group due to warmer weather ✓ Guidance: Issued 2019 financial guidance, and reaffirmed expectation for long-term economic EPS growth of 6-8% annually. 2020 guidance to be provided in conjunction with 1Q’19 earnings release on May 8 ➢ 2019 Accomplishments/Priorities ✓ Strengthen balance sheet using proceeds from issuance of equity forward in January for repayment of debt ✓ Strengthen balance using proceeds from solar and retail gas marketing asset sales for repayment of debt ▪ Complete review of remaining non-core, non-regulated businesses ▪ Ongoing integration of ETG and ELK acquisitions and TSA exit ▪ Increase cost savings from business transformation initiatives ▪ Execute regulatory strategy 24

Earnings Performance | 2018 Versus 2017

Year-to-Date Period Ended December 31

GAAP Earnings	Millions			Per Diluted Share		
	2018	2017	+/-	2018	2017	+/-
SJI Utilities	**$77.7**	**$72.6**	**$5.2**	**$0.92**	**$0.91**	**$0.01**
South Jersey Gas	*$82.9*	*$72.6*	*$10.4*	*$0.98*	*$0.91*	*$0.07*
Elizabethtown Gas	*($5.0)*	*$0.0*	*($5.0)*	*($0.06)*	*$0.00*	*($0.06)*
Elkton Gas	*($0.2)*	*$0.0*	*($0.2)*	*($0.00)*	*$0.00*	*($0.00)*
Midstream	**$3.1**	**$4.6**	**($1.5)**	**$0.04**	**$0.06**	**($0.02)**
Energy Group	**$60.4**	**($21.8)**	**$82.2**	**$0.72**	**($0.27)**	**$0.99**
Energy Services	**($75.9)**	**($59.8)**	**($16.0)**	**($0.90)**	**($0.75)**	**($0.15)**
Other	**($47.4)**	**$1.0**	**($48.5)**	**($0.56)**	**$0.01**	**($0.57)**
	$17.9	**($3.4)**	**$21.3**	**$0.21**	**($0.04)**	**$0.25**

Year-to-Date Period Ended December 31

Economic Earnings	Millions			Per Diluted Share		
	2018	2017	+/-	2018	2017	+/-
SJI Utilities	**$88.8**	**$72.6**	**$16.2**	**$1.05**	**$0.91**	**$0.14**
South Jersey Gas	*$82.9*	*$72.6*	*$10.4*	*$0.98*	*$0.91*	*$0.07*
Elizabethtown Gas	*$5.8*	*$0.0*	*$5.8*	*$0.07*	*$0.00*	*$0.07*
Elkton Gas	*$0.1*	*$0.0*	*$0.1*	*$0.00*	*$0.00*	*$0.00*
Midstream	**$3.1**	**$4.6**	**($1.5)**	**$0.04**	**$0.06**	**($0.02)**
Energy Group	**$42.6**	**$21.3**	**$21.3**	**$0.50**	**$0.27**	**$0.24**
Fuel Management	*$8.6*	*$5.8*	*$2.8*	*$0.10*	*$0.07*	*$0.03*
Wholesale Marketing	*$35.0*	*$15.8*	*$19.2*	*$0.41*	*$0.20*	*$0.22*
Retail Marketing	*($1.2)*	*($0.5)*	*($0.7)*	*($0.01)*	*($0.01)*	*($0.01)*
Other	*$0.2*	*$0.2*	*($0.0)*	*$0.00*	*$0.00*	*($0.00)*
Energy Services	**($0.6)**	**($2.7)**	**$2.1**	**($0.01)**	**($0.03)**	**$0.03**
CHP	*($2.4)*	*$0.5*	*($2.9)*	*($0.03)*	*$0.01*	*($0.03)*
Solar	*$3.3*	*$0.0*	*$3.3*	*$0.04*	*$0.00*	*$0.04*
Landfills	*($3.7)*	*($3.7)*	*$0.0*	*($0.04)*	*($0.05)*	*$0.00*
Other	*$2.1*	*$0.4*	*$1.7*	*$0.03*	*$0.01*	*$0.02*
Other	**($17.7)**	**$2.3**	**($20.0)**	**($0.21)**	**$0.03**	**($0.24)**
	$116.2	**$98.1**	**$18.1**	**$1.38**	**$1.23**	**$0.14**

Note: SJI uses the non-GAAP measure of Economic Earnings when discussing results. A full explanation and reconciliation of this non-GAAP measure is provided under "Explanation and Reconciliation of Non-GAAP Financial Measures" in the Earnings Release.

SJI

25

Economic Earnings Bridge | 2017 to 2018 • SJG variance reflects rate case impact, customer growth and infrastructure investment • ETG/ELK variance reflects partial year ownership of assets • Wholesale variance reflects favorable weather impact • Fuel Management variance reflects three additional fuel management contracts that became operational • Energy Services variance reflects improved account services and solar performance • Midstream variance reflects one-time AFUDC catch-up contribution in 2017 • Other variance reflects acquisition-related financing costs and corporate overheads 26

Financial Guidance 27

Financial Guidance | 2019 ❖ SJI expects 2019 economic earnings to be in the range of $97 million to $107 million, or $1.05 to $1.15 per diluted share ❖ Economic earnings guidance primarily reflects 1) costs associated with the transition services agreement we have with Southern which we intend to exit by early 2020, 2) financing and operational requirements associated with our ETG/ELK acquisitions and divestitures of non-core nonregulated businesses and 3) timing associated with the execution and implementation of our regulatory strategy ❖ Regulated operations are expected to contribute 80-85% of economic earnings excluding acquisition-related interest costs ❖ Capital expenditures are expected to be ~$525 million in 2019, with more than 97 percent of expenditures supporting regulated operations and projects ❖ SJI ended 2018 with $582 million of capacity under its revolving credit facility and, following our equity forward draw in February, does not anticipate any additional equity issuances in 2019 28

Economic Earnings Bridge | 2018 to 2019 Midpoints $102 • ETG/ELK variance reflects full-year benefit of operations • SJG variance reflects customer growth, infrastructure investment, and benefits from ongoing business transformation initiatives • Fuel Management variance reflects full-year benefit of three additional contracts that became operational in 2018 • Energy Services variance reflects asset divestitures and reallocation of corporate overheads • Midstream variance reflects AFUDC for PennEast Pipeline project • Wholesale variance primarily reflects less favorable weather and tightening of market spreads • Other variance reflects full-year impact of acquisition financing costs net of anticipated debt repayments from asset sales 29

Financial Guidance | 2020 ❖ SJI expects 2020 economic earnings in line with our long-term forecast provided in October. ❖ We expect 2020 economic earnings per share significantly above 2018 results of $1.38 per share, and above our stated long-term growth rate of 6-8%. ❖ Formal guidance to be provided in conjunction with our 1Q'19 earnings release on May 8. ❖ 2020 economic earnings are expected to benefit from our exit from the transition services agreement, accelerated utility customer growth and infrastructure replacement at both SJG and ETG, execution of our regulatory strategy including recovery of base utility investment, a reshaping of our wholesale portfolio including the expiration of legacy marketing contracts and significantly lower operating costs driven by 2019 business transformation activities. ❖ Capital expenditures are expected to be ~$540 million in 2020, with more than 97 percent of expenditures supporting regulated operations and projects. ❖ SJI anticipates an equity issuance of $125 million to support a utility redundancy project in 2020. 30

Capital Expenditures | 2018-2020 We Are Targeting Approximately $1.1B Over the Next Two Years, with more than 97% of Total Spending on Regulated Utility and FERC-Regulated Pipeline Investments SJI Consolidated Capital Expenditures By Business Segment $600 $537 $550 $524 $22 $500 $74 $430 $450 $14 $400 $225 $179 $350 $160 Millions $300 $250 $200 $284 $257 $277 $150 $100 2018A 2019E 2020E South Jersey Gas Elizabethtown Gas Midstream/Other Note: Midstream/Other capital expenditures includes recognition of estimated PennEast project dividends. 31

Financial Guidance | Long-Term Growth Reaffirmed ❖ SJI expects economic earnings per share to increase by an average of 6 to 8 percent annually between 2018 and 2022; however, the timing and frequency of regulatory filings will impact the growth rate in any individual year. ❖ SJI’s rate base is expected to grow an average of 10 to 11 percent per year between 2018 and 2022. ❖ Capital expenditures are expected to be in the range of $500 million to $600 million per year between 2018 and 2022, with more than 97 percent of expenditures supporting regulated operations and projects. ❖ SJI expects its average annual dividend growth rate to be approximately 3 percent between 2018 and 2022, with a long-term target dividend payout ratio of 55 to 65 percent of economic earnings, all subject to its board of directors' approval. ❖ Our financial guidance for the periods discussed assume a continued conservative future view of wholesale markets, potential for revisions to PennEast construction schedules, and RC Cape May Holdings intent to discontinue the re-powering of the BL England facility with natural gas. ❖ Our financial guidance is also subject to the risks and uncertainties identified under “Forward-Looking Statements.” 32

Business Segments 33

Expected Earnings Growth | SJI Utilities (SJIU) ➢ Our top priority remains ensuring SJI Utilities (SJIU) the highest safety standards, Projected Earnings system reliability and customer $180 experience for our customers $160 ➢ Conversion customer growth, $140 infrastructure modernization, $120 infrastructure projects, and $100 integration efforts focused on Millions $80 “best practices” remain key drivers $60 ➢ Expected 10-11% annualized $40 earnings growth from our utilities over the next five years $20 ➢ $0 As a reminder, the timing and 2018 2022E frequency of regulatory filings will South Jersey Gas Elizabethtown Gas Elkton Gas impact the growth rate in any individual year Note: 2018 reflects normalized ETG annual run rate 34

Expected Earnings Growth | Midstream ➢ SJI Midstream Total SJI Midstream investment Projected Earnings to date in PennEast is ~$65M $20 ➢ Earnings contribution in 2018 $15 reflects AFUDC associated with PennEast project spending Operational ➢ We currently expect ~20% of $10 Millions remaining spend in 2019 and ~80% in 2020 $5 $3 ➢ When fully operational, expected earnings contributions from $0 PennEast of $12-$15M annually 2018 2022E 35

Expected Earnings Growth | Non-Regulated Operations ➢ 2018 results were atypically strong, South Jersey Energy Solutions (SJES) driven by wholesale marketing gains Projected Economic Earnings from favorable weather $50 $45 $42 ➢ Our long-term modeling assumes normal $40 $35 weather and normalized run rate $30 ➢ $25 Expected 1-2% annualized economic Millions $20 earnings growth from 2018-2022 $15 $10 ➢ Energy Group (fuel management and $5 $0 wholesale marketing) to provide almost 2018 2022E all of expected future economic earnings, Energy Services Energy Group with ~50% of contributions from fuel management activities which enjoy annuity-type income streams 36

Expected Earnings Growth | Energy Group

Overview

- Energy Group includes Wholesale Marketing, Fuel Management, and Retail Electric Marketing
- Economic Earnings averaged ~$20M in recent years
- Wholesale Marketing the primary earnings driver historically, contributing >70% of Energy Group economic earnings
- Fuel Management contributions began in earnest in 2016, and contributed 25% of Energy Group economic earnings in recent years

2018-2022

- 2018 results have been atypically strong, driven by wholesale marketing gains from favorable weather; Our long-term modeling assumes normal weather and normalized run rate
- ***We expect steady non-utility economic earnings contributions next five years, but with an increased contribution from fuel management activities which enjoy annuity-type income streams***


Energy Group
Projected Economic Earnings
$50
$40
$30
$20
$10
$0
Millions
$43
2018
2022E
Wholesale Marketing
Fuel Management
Other

37

Energy Services Update ➢ Energy Services includes Solar (under Energy Services sale agreement), Combined Heat and Projected Economic Earnings Power (CHP), Landfill Gas-to-Electricity, $6 ($1) and Account Services businesses $4 ➢ As part of our business transformation $2 efforts, we ceased investment in solar $0 after 2016 and announced an agreement to sell our solar portfolio in June 2018 Millions -$2 ➢ Economic earnings averaged ~$15-20M -$4 annually prior to change in business -$6 strategy, with solar investment tax -$8 credits (ITCs) representing the majority 2018 2022E of contributions Solar CHP Landfill Account Services ➢ We no longer view energy production as core to our growth strategy ➢ We are evaluating optimization options for our remaining businesses 38

Investment Rationale 39

SJI Investment Rationale ➢ Economic Earnings Growth ✓ Stable and Sustainable Economic EPS Growth of 6-8% ✓ Driven by Utility Customer Growth and Infrastructure Improvement Activities ✓ Complemented by Modest Contributions From Stable, Non-Regulated Activities ➢ Improve Quality of Earnings ✓ Focus on Core Businesses: Utility, Midstream and Wholesale Marketing/Fuel Management ✓ Contribution from Regulated Businesses 80-90% ✓ Leverage "Best Practices" Among Our Businesses ➢ Strengthen Balance Sheet ✓ Priority to Steadily Return to BBB+ Credit Rating ✓ Return to 55-65% Payout Ratio ➢ Low Risk Profile ✓ Divestment of Non-Core, Non-Regulated Businesses ✓ Transform Not Just The “What" But The “How" 40

Appendix 41

NYNY SJI Utilities | Overview Regulated SJI Utilities South Jersey Elizabethtown Elkton PAPA Gas Gas Gas Largest Stand-Alone Natural Gas Utility in New Jersey NJNJ ➢ Three gas distribution utilities – South Jersey Gas (SJG) and Elizabethtown Gas (ETG) in NJ; and Elkton Gas (ELK) in MD. ➢ ~10,000 miles of distribution and transmission pipeline ➢ ~690,000 total customers ➢ ~$3B combined Rate Base MDMD ➢ Growing customer base DEDE ➢ Mix of new construction and conversions ➢ Collaborative relationship with NJ regulators 980388_1.wor - NY008P5T ➢ NJ ranks #4 in the nation in per capita income and #8 for GDP 42 VAVA

NYNY South Jersey Gas | Overview ➢ Overview • 390,000+ customers served in southern New Jersey • Mix of urban, suburban, rural and coastal communities • Service territory covers more than 2,500 square miles PAPA • ~6,600 miles of distribution pipeline • ~70% gas saturation in service area • Regulated by the NJ Board of Public Utilities NJNJ ➢ Regulatory Construct • Authorized rate base: $1.6B • Authorized ROE: 9.6% • Authorized Equity Component 52.5% MDMD • Authorized Trackers: Decoupling (CIP), AIRP and SHARP, DEDE Energy Efficiency Tracker (EET), Recovery of Environmental Costs (RAC) 980388_1.wor - NY008P5T South Jersey Gas ➢ Growth Drivers • Customer growth – new home construction and VAVA conversions • Multi-year infrastructure investment programs (AIRP, SHARP) • Periodic base rate cases • Reliability and Redundancy Projects 43

NYNY Elizabethtown Gas | Overview ➢ Overview • 293,000+ customers served in northern New Jersey Elizabethtown • Densely populated service area in Union; Sparsely Gas populated in Western service area PAPA • ~3,200 miles of distribution pipeline • Regulated by the NJ Board of Public Utilities ➢ Regulatory Construct NJNJ • Authorized rate base: $0.7B • Authorized ROE: 9.6% • Authorized Equity Component: 46.0% • Authorized Trackers: Weather Normalization, Energy Efficiency Program (EEP), RAC MDMD • Last Rate Case: $13 million revenue increase DEDE effective 7/17 DEDE ➢ Growth Drivers 980388_1.wor - NY008P5T • Customer growth – new home construction and conversions • Multi-year infrastructure investment program VAVA • Periodic base rate cases • Tangible growth runway extending well beyond 5- year plan 44

NYNY Elkton Gas | Overview ➢ Overview • 6,700+ customers served in northeast Maryland • Lightly populated 64-mile Elkton service area PAPA • ~100 miles of pipeline main Elkton Gas • Throughput: Residential ~30% / Commercial ~70% NJNJ • Regulated by the MD Public Service Commission (MPSC) ➢ Regulatory Construct • Authorized Rate Base: $9.2M • Authorized ROE: 9.8% MDMD • Authorized Equity: 50.0% DEDE • Authorized Trackers: Revenue Normalization Adjustment 980388_1.wor - NY008P5T ➢ Growth Drivers • Rate Case: $0.09M revenue increase based on 9.8% ROE VAVA and 50.0% equity component • Stay-out for 30 months as per the Acquisition proceeding Final Order • Beyond stay out, will seek to recover investments associated with Pipeline Remediation Plan 45

Midstream | PennEast Pipeline



Tennessee
Transco
Compressor: 47,700 HP (ISO)
PennEast Pipeline
Millennium
Algonquin
Texas Eastern
Columbia
Transco

➢ Overview

- $200M+ investment with FERC level returns projected
- 20% equity owner in $1.0B+, 1 BCF, 118-mile interstate pipeline from Marcellus region of Pennsylvania into New Jersey
- 90%+ subscribed; 80%+ capacity under 15-year agreements

➢ Benefits

- **Environmental:** Will deliver clean and reliable energy across New Jersey and Pennsylvania, reducing reliance on coal and oil and reducing air emissions
- **Lower Bills:** Delivering low-cost natural gas will balance higher-cost investments in wind and solar development on customer bills. ~70% of New Jersey homes use natural gas, and natural gas is an important fuel for NJ electric generation
- **Jobs**: Project will create hundreds of new jobs. Availability of low cost gas can also attract new businesses to NJ
- **Electric Reliability:** Ensures the reliability of the power grid, especially when renewables are unavailable

46

SJI

Energy Group | Wholesale Marketing ➢ How We Make Money • Optimization of leased pipeline transportation and storage services • Trading of physical gas or gas derivatives, either as a position or hedging • Utilization of a variety of strategies including asset management agreements; fuel management services; retail pricing; producer services; and hedging services ➢ Market Position • SJRG avg. daily volume for Q1 2018 was 2.56bcf • Competitors work all or many regions of the US (SJI focus is only Northeast and mid-Atlantic) • Our volume grows to 3+bcf in 2019 due to addition of ETG assets and 3 merchant gens operating full-time ➢ Competitive Advantages • Our portfolio of storage and transportation assets • Our existing customer base and long-standing relationships in the regions we serve • Our investment grade credit rating, and credit capacity • Our experience managing specific types of deals including Fuel Management Services; Asset Management Services; Producer Services; and Retail Services 47

Energy Group | Fuel Management ➢ How We Make Money • Intrinsic - Monthly Demand Fee; Utilization Fee; Profit Sharing/Asset Management Agreement • Extrinsic - Supply Arrangements; Segmenting of Capacity; Balancing Services ➢ Market Position • We estimate capturing a 20% market share of new merchant gen projects over the last 5 years in our market area • Major competitors include Sequent, DTE, Tenaska, UGIES ➢ Risk Management • SJRG avoids price risk o Commodity is a pass through o Gas priced outside of normal operations is at market • SJRG addresses credit risk o Contract terms put us at the top of the cash waterfall • Firm physical delivery outside of a primary point of pipeline capacity is stipulated as secondary delivery and is subject to best efforts in case of pipeline interruption • SJRG takes no consequential damages per our contract o No exposure to damages from the power market in the event of nonperformance ➢ Key Considerations • Relationship to our assets/expertise • Transportation assets provided by project • Contract Structure • Financing arranged 48

Energy Group | Fuel Management Contracts Capacity Volume Current Term Counterparty Location In Service Start Date End Date (MW) (Dth/Day) (Yrs) Starwood Marcus Hook, PA 750 80,000 2004 2035 17 LS Power West Deptford, NJ 738 76,700 2014 2029 15 Moxie - Liberty Bradford Co, PA 825 137,655 2016 2021 5 Moxie - Patriot Lycoming Co, PA 825 137,655 2016 2020 4 Panda - Stonewall Leesburg, VA 750 110,000 2017 2021 4 Moxie Freedom Luzerne Co, PA 1,029 157,000 2018 2028 10 Lordstown Trumball County, OH 1,025 160,000 2018 2024 5 Invenergy Lackawanna, PA 1,480 210,000 2018 2029 10 Calpine Various 140 15,000 2020 2023 3 TYR Energy (Hickory Run) Lawrence Co, PA 1,000 162,000 2020 2025 5 Panda - Mattawoman Brandywine, MD 859 141,000 TBD TBD 4 49

Non-GAAP Financial Measures Management uses the non-generally accepted accounting principles (non-GAAP) financial measures of Economic Earnings and Economic Earnings per share when evaluating its results of operations. These non-GAAP financial measures should not be considered as an alternative to GAAP measures, such as net income, operating income, earnings per share from continuing operations or any other GAAP measure of liquidity or financial performance. Economic Earnings is a significant performance metric used by our management to indicate the amount and timing of income from continuing operations that we expect to earn after taking into account the impact of derivative instruments on the related transactions, those transactions or contractual arrangements where the true economic impact will be realized primarily in a future period or was realized in a previous period, and other events that management believes make period to period comparisons of SJI's operations difficult or potentially confusing. Specifically regarding derivatives, we believe that this financial measure indicates to investors the profitability of the entire derivative-related transaction and not just the portion that is subject to mark-to-market valuation under GAAP. We believe that considering only the change in market value on the derivative side of the transaction can produce a false sense as to the ultimate profitability of the total transaction as no change in value is reflected for the non- derivative portion of the transaction. We define Economic Earnings as: Income from continuing operations, (i) less the change in unrealized gains and plus the change in unrealized losses on all derivative transactions; (ii) less realized gains and plus realized losses on all commodity derivative transactions attributed to expected purchases of gas in storage to match the recognition of these gains and losses with the recognition of the related cost of the gas in storage in the period of withdrawal; (iii) less the impact of transactions or contractual arrangements where the true economic impact will be realized in a future period, along with other events that management believes make period to period comparisons of SJI's operations difficult or potentially confusing. Please refer to our annual report on form 10-k and other SEC filings where the reconciliations to GAAP earnings can be found. 50